EXHIBIT 23.9

                                    CONSENT

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-4 as a person who is about to become a director of Pinnacle Global Group, Inc.

December 7, 1998


                                                  /s/ T. CRAIG BENSON
                                                      T. Craig Benson